UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

On November 16, 2018, The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (“the Company”) entered into Amendment No. 4 (the “Fourth Amendment”) to its senior secured term loan credit agreement, dated as of June 22, 2016.  Pursuant to the Fourth Amendment, among other changes, the Company repriced its senior secured term loan B facility (the “Term Loan Facility”) from 400 basis points to 350 basis points over LIBOR. The LIBOR floor was decreased to 0 basis points.  The final maturity of the Term Loan Facility on June 22, 2022 was not changed.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits. The following exhibit is being filed herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement, dated November 16, 2018, by and among Dairyland USA Corporation, Chefs’ Warehouse Parent, LLC, The Chefs’ Warehouse, Inc., the other Loan Parties party thereto, the Lenders party thereto and Jefferies Finance LLC, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

	By:	/s/ Alexandros Aldous
	Name:	Alexandros Aldous
	Title:	General Counsel, Corporate Secretary and Chief Government Relations Officer

Dated: November 19, 2018